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Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 968-9300 (301) 968-9301 Fax www.AGNC.com

FOR IMMEDIATE RELEASE
April 30, 2013

CONTACT:
Investors - (301) 968-9300

American Capital Agency Corp. Announces Adjournment
of Annual Meeting To May 30, 2013 With Respect To Charter Amendment

Bethesda, MD - April 30, 2013 - American Capital Agency Corp. (Nasdaq: AGNC) (“AGNC” or the “Company”) announced that at its 2013 Annual Meeting of Stockholders held earlier today, its stockholders voted to approve the re-election of the Company's Board of Directors and the ratification of the Company's independent public accountants and to adjourn the meeting with respect to a proposed amendment to AGNC's certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 20,000,000 shares. The meeting will reconvene on May 30, 2013, allowing stockholders additional time to vote on the amendment to its certificate of incorporation.

The charter amendment requires the affirmative vote of the holders of a majority of all shares of AGNC's common stock outstanding to pass, which is a higher voting standard than was required to approve the other proposals. In addition, brokers do not have discretionary authority to vote on the charter amendment and must receive voting instructions from beneficial owners of shares held in street name in order for the shares to be voted on the matter. Less than half of the Company's outstanding shares of common stock have been voted on this proposal and a significant percentage of these shares have been voted in favor of the proposal.

“The charter amendment proposal is a very important issue for the Company because it will provide the authorization necessary for us to be able to seek to optimize our capital structure over the long term, consistent with that typical of other REITs,” stated Malon Wilkus, the Chair and Chief Executive Officer of AGNC. “We are encouraged by the favorable support that we have received to date from our stockholders who have voted on the proposal. Given the higher voting standard and the non-routine nature of the proposal though, we want to make sure that all stockholders have sufficient time to vote their preferences. We encourage stockholders who have not yet executed a proxy to do so. This will help save us further solicitation costs on the proposal and ensure that they are represented.”

During the period of the adjournment, AGNC will continue to solicit proxies from its stockholders with respect to the proposed charter amendment. Stockholders who have not already done so are encouraged to vote on the proposal. Stockholders who have already voted need not take any action on the proposal, although they may change their vote for the charter amendment by executing a new proxy, revoking a previously given proxy or attending the adjourned meeting and voting in person, as set forth in AGNC's proxy statement.

The meeting adjournment with respect to the second proposal will be until 9:00 a.m., Eastern Time, on Thursday, May 30, 2013, at the Company's offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814.

AGNC filed the proxy statement for its 2013 Annual Meeting with the Securities and Exchange Commission (the “SEC”) on March 20, 2013 pursuant to which the Company is soliciting additional proxies in connection with the second proposal. Stockholders are urged to read the proxy statement and other relevant documents filed with the SEC.

If you have not yet voted or wish to change your vote on the second proposal found in AGNC's proxy statement, we urge you to vote by phone or through the internet using the instructions provided in your voting instruction form or proxy card. You may also contact Georgeson Inc. at 800-676-0194 if you need assistance with voting.

As noted above, at the annual meeting today, the Company's common stockholders re-elected Malon Wilkus, Robert M. Couch, Morris A. Davis, Randy E. Dobbs, John R. Erickson, Samuel A. Flax, Larry K. Harvey, Prue B. Larocca and Alvin N. Puryear to the Board of Directors, each of whom will serve until the 2014 Annual Meeting, or until his or her successor is duly elected and qualified. In addition, the Company's common stockholders ratified the selection of Ernst & Young LLP to serve as the Company's independent public accountants for the year ending December 31, 2013.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements.  Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance.  Forward-looking statements involve risks and uncertainties in predicting future results and conditions.  Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company.  Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC").  Copies are available on the SEC's website, www.sec.gov.  The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. (Nasdaq: AGNC) is a real estate investment trust that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $21.2 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately a $13 billion market capitalization and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately a $1.5 billion market capitalization. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.